UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☒              Preliminary Information Statement

□              Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□              Definitive Information Statement

GREENCHEK TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒              No fee required.

□              Fee computed on table below per Exchange Act Rules 14c-5(g)

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(2)              Aggregate number of securities to which transaction applies:

(3)

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□              Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GreenChek Technology Inc.

101 California Street, Suite 2450

San Francisco, California 94111

 (315) 710-1277

October 5, 2011

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $.00001 per share (the “Common Stock”), of Greenchek Technology Inc., a Nevada corporation (the “Company”). The purpose of this Information Statement is to notify the stockholders that on October 3, 2011, the Company received a joint written consent (the “Written Consent”) from the Board of Directors of the Company (the “Board”) and the holders of the majority of the issued and outstanding shares of capital stock, holding common stock and preferred stock in aggregate of  97,000,000 votes, representing approximately 60.11% of the total voting power of the Company (the “Majority Stockholders”), adopting a resolution to effect a reverse stock split on the issued and outstanding shares of Common Stock of the Company at a ratio of 1 new post reverse split Common Stock for each 1000 outstanding  pre reverse split Common Stock (the “Reverse Split”) and at the same time reset the authorized capital of the Company to 200,000,000 shares, of which 100,000,000 shares shall be Preferred Stock, having a par value $0.00001 per share, and 100,000,000 shares shall be Common Stock, having a par value $0.00001 per share.

The Board believes that the terms of the amendment to the Articles of Incorporation (the “Certificate of Amendment”) are beneficial to the Company. The full text of the Certificate of Amendment is attached as Annex I to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolution will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Majority Stockholders.

This Information Statement is being mailed on or about October __ , 2011 to stockholders of record on October 4, 2011 (the “Record Date”).

/s/ Lincoln Parke

Lincoln Parke

President

GreenChek Technology Inc.

101 California Street, Suite 2450

San Francisco, California 94111

 (315) 710-1277

_________________________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

_______________________________________________________________

We are sending you this Information Statement to inform you of the adoption of a joint resolution on October 3, 2011 by written consent (the “Written Consent”) from the Board of Directors of the Company (the “Board”) and the holders of the majority of the issued and outstanding shares of capital stock, holding common stock and preferred stock in aggregate of  97,000,000  votes, representing approximately 60.11% of the total voting power of the Company (the “Majority Stockholders”), adopting a resolution to effect a reverse stock split on the issued and outstanding shares of Common Stock of the Company at a ratio of 1 new post reverse split Common Stock for each 1,000 outstanding pre reverse split Common Stock (the “Reverse Split”) and at the same time, reset the authorized capital of the Company to 200,000,000 shares, of which 100,000,000 shares shall be Preferred Stock, having a par value $0.00001 per share, and 100,000,000 shares shall be Common Stock, having a par value $0.00001 per share.

The adoption of the foregoing resolution will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,500, will be paid by the Company.

REASON FOR THE REVERSE STOCK SPLIT OF ALL OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 NEW SHARE FOR EACH 1000 OLD SHARES.

On October 3, 2011, the Board and the Majority Stockholders of the Company approved the Certificate of Amendment, to effect the Reverse Split, and concurrently, reset the number of authorized shares of capital stock of the Company to 200,000,000 capital stock, concurrent with the Reverse Split, of which 100,000,000 shares shall be Preferred Stock, having a par value $0.00001 per share, and 100,000,000 shares shall be Common Stock, having a par value $0.00001 per share.

The Company currently has authorized Capital Stock of 300,000,000 shares, of which approximately 161,357,500 shares of Common Stock, 10,000 shares of Series A Preferred Stock, and 10,000 shares of Series B Preferred Stock are issued and outstanding as of October 3, 2011.

On the effective date of the Reverse Split, each issued and outstanding share of Common Stock will automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for  1,000.  The par value of the Common Stock will remain unchanged at $0.00001 per share. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split will become effective on a date that is not earlier than 21 calendar days after the mailing of this Information Statement (the “Effective Date”).

The Board believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage stockholders’ interests.

The Board believes that the per-share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue.  Any reduction in brokerage commissions resulting from a Reverse Split may be offset, however, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the Reverse Split. No assurance can be given, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of issued outstanding shares resulting from the Reverse Split, or that the Company’s shares will not remain in the category of penny stocks.

The Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable. All Common Stock issued pursuant to the Reverse Split will have the same par value, voting rights and other rights as existing holders of Common Stock. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.  As of October 3, 2011, the Company had 10,000 shares of Series A Preferred Stock, and 10,000 shares of Series B Preferred Stock Preferred Stock issued and outstanding.

In evaluating the Reverse Split, the Board also took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.  The Board, however, made a determination that these negative factors were outweighed by the potential benefits to the Company.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock.  However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of Reverse Splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split, or in fact rise at all. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

On the Effective Date, the number of shares of Common Stock held by each stockholder would be reduced by dividing the number of shares held immediately before the Reverse Split by One Thousand (1000) and then rounding up to the nearest whole share.  The Reverse Split would affect the Company's Common Stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

Any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities.  The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for  1,000 ratio.

Other Effects on Outstanding Shares

On the Effective Date, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in stockholders owning "odd-lots" of less than 1,000 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 1,000 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed Reverse Split would not affect the registration of the Common Stock under the Securities Exchange Act.

On the Effective Date, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 1,000.  The par value of the Common Stock would remain unchanged at $0.00001 per share.  Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split would become effective 21 after the delivery of this information Statement to stockholders, or on such subsequent date as is designated by the Board.

THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO SET THE AUTHORIZED CAPITAL AT 200,000,000 CAPITAL SHARES, OF WHICH 100,000,000 SHARES SHALL BE PREFERRED SHARES AND 100,000,000 SHARES SHALL BE COMMON SHARES.

The Board and the Majority Stockholders have approved the amendment to the Restated Articles of Incorporation to reset the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation. The number of authorized shares of preferred stock would not change.

Because the number of issued and outstanding shares of Common Stock would decrease, while the number of  Common shares authorized would be reduced, but not proportionally with the Reverse Stock split,  the number of  authorized shares of Common Stock of the Company remaining available for issuance as a percentage of shares outstanding would increase on the Effective Date.

This is because the proposed change in the Company’s authorized capital stock to 200,000,000 authorized shares does not represent the same proportional reduction as the reverse of out standing shares on a 1 for 1,000 basis.  Measured on a proportional basis, a straight proportional reduction in authorized capital on the same basis as the Reverse Split would require authorized Capital Stock to be reduced to 100,200,000.  As a result, the proposed reset of authorized capital to 200,000,000 million shares represents a significant increase in authorized capital stock. Existing stockholders could experience more dilution upon the subsequence issuance of more additional shares than would be the case if the authorized capital stock were reduced proportionally to the Reverse Split so as to provide only 100,200,000 authorized shares.

However, the change in the number of authorized of shares of capital stock in connection with the Reverse Split from 300,000,000 shares to 200,000,000, will give the Company an additional 99,800,000 common shares, which are authorized but unissued after the Reverse Split, and thereby provide the needed ability for the Company to issue additional common shares in the future in order to raise capital, for acquisitions, and for other corporate purposes.

The Company without further stockholder approval will be able to act quickly to issue additional shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, present and future employee stock and option programs and other corporate purposes.

The proposed increase in authorized shares of capital stock of the Company could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any subsequent issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, shares of stock could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of shares to  persons if they were allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

On October 3, 2011, the Board and the Majority Stockholders, by Written Consent, authorized the Reverse Split and the filing of the Certificate of Amendment to reset the authorized capital stock to 200,000,000 shares, which will be implemented by filing the Certificate of Amendment with the Secretary of State of the State of Nevada. The Certificate of Amendment would become effective upon its filing with the Secretary of State of the State of Nevada, or on a date thereafter, as designated by the Board.

As of the Record Date of the Reverse Split, each certificate representing shares of the Company's Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split.  All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date as described above.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the Effective Date, stockholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the Reverse Split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share.  Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock would remain unchanged at $0.00001 per share after the Reverse Split.  Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split and Amendment to its Articles of Incorporation.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the Reverse Split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Split.  The aggregate tax basis of the shares received in the Reverse Split would be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split.

The Company's beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval

The Reverse Split and the Certificate of Amendment have been approved by the Board and the Majority Stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action on the part of the stockholders, not to proceed with the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada if, at any time prior to such filing, the Board, in its sole discretion, determines that the terms of the Certificate of Amendment are no longer in the best interests of the Company and its stockholders.

Approval to effect the Reverse Stock Split and the filing of the Certificate of Amendment under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company. Section 78.320 of the NRS provides in substance that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Reverse Split and the Amendment.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), Reverse Split and the Amendment cannot take effect until 20 days after this Information Statement is sent to the Company’s stockholders. As mentioned earlier, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about October ___, 2011, 20 days after the mailing of this Information Statement. No action on the part of the stockholders would be required.

BOARD OF DIRECTORS AND COMMITTEES INFORMATION

Currently, the Board consists of Lincoln Parke, Andrew Chen and Xin Wang. We are not actively seeking additional board members. At present, the Board has not established any committees.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the total remuneration paid or accrued by our chief executive officer for fiscal years ended February 28, 2011 and 2010. No other executive officer earned compensation in excess of $100,000 during our 2011 fiscal year.

Summary Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
And				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lincoln Parke	2011	25,735(1)	0	440,000(2)	0	0	0	0	465,735
President, Principal	2010	61,801(1)	0	0	0	0	0	0	61,801
Executive Officer, Principal Accounting Officer,
Secretary, Treasurer

1.

As of February 28, 2011, the aggregate of $87,536 is owed for accrued management fees in accordance with the terms of our management agreement with Mr. Parke.

2.

On September 22, 2010, the Board authorized the issuance of 10,000 shares of Series A Preferred Stock to Mr. Parke, in consideration for his invaluable research and development services to the Company . Each share of Series A Preferred Stock has the right to vote as 4,000 shares of Common Stock. The Series A Preferred Stock is redeemable at the option of the Company at any time for $10.00. The Board authorized the issuance of the shares to Mr. Parke on the condition that if Mr. Parke is no longer an officer or consultant to the Company, the Board will redeem the shares. The fair market value of the shares as of the date of the grant is $40,000.

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the specific benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Employees and Employment Agreements

We have a management services contract with our President, Chief Executive Officer and a director.  The management services contract stipulates that Mr. Parke is (i) to provide the company with the day-to-day management of the ERD-3.0 operations and (ii) to analyze operational information and initiate appropriate actions or modifications to the ERD-3.0 based on the results of such analyses. Pursuant to the management services contract and in exchange for the services provided by Mr. Parke, the Company is to pay him (CAD$5,000) five thousand Canadian dollars per month.  Currently, Mr. Parke devotes approximately 80% of his time to our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table is a list of the beneficial ownership of common stock as October 3, 2011 of (i) all persons who beneficially owned more than 5% of our outstanding common stock, (ii) all directors, (iii) all executive officers and (iv) all directors and executive officers as a group. The beneficial ownership is calculated based on 161,357,500 shares of common stock outstanding as of October 3, 2011. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities and, accordingly, includes shares issuable upon exercise of options that are exercisable or become exercisable within 60 days of October 3, 2011.

          Unless otherwise indicated, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned with the following address, c/o GreenChek Technology Inc, 101 California Street, Suite 2450

San Francisco, California 94111

.

	Direct Amount of	Percent
Name of Beneficial Owner	Beneficial Owner	of Class

Lincoln Parke	97,000,000(1)(2)(3)(4)	60.11%
Andrew Chen	0	0
Xin Wang	0	0
All directors and officers (3 persons)	97,000,000	60.11%

(1)

Pursuant to an August 2008 agreement between the Company and Lincoln Parke, the $300,000 paid by Mr. Parke to China Bright for the initial license fee amount is non interest bearing and payable on the earlier of July 14, 2010 or the closing of a financing in excess of $1,000,000.  On November 28, 2009, this amount became convertible at the option of the Principal at 75% of the closing price of the Company’s common stock on the date of conversion.  On February 23, 2010, the loan was converted at a rate of $0.03 per share resulting in a total share issuance of 10,000,000 shares of common stock to Mr. Parke.

(2)

Pursuant to a July 14, 2008 license agreement between the Company, China Bright Technology Development Limited (the Licensor) and Lincoln Parke (the Principal), we acquired a license to use certain patent and intellectual rights for the purpose of manufacturing, marketing, and distributing products designed to reduce gas emissions by motor vehicles.  Provided that all conditions of the agreement are met, we are to issue Lincoln Parke an amount equal to the value of 60% of the Company’s issued and outstanding common shares.

(3)

Includes 10,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock has the right to vote as 4,000 shares of common stock, giving Mr. Parke the right to vote 40,000,000 shares of common stock as a result of his ownership of the Series A Preferred Stock.

(4)

Includes 10,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock has the right to vote as 4,000 shares of common stock, giving Mr. Parke the right to vote 40,000,000 shares of common stock as a result of his ownership of the Series B Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

        In 2006, we issued 35,000,000 shares of common stock to Mr. Pardeep Sarai, former majority stockholder and former chief executive officer of the Company, in consideration of $5,000. Pursuant to an October 21, 2008 Return to Treasury Agreement with the Company, we purchased the 35,000,000 shares of the Company common stock owned by Mr. Sarai for $100,000. We paid $75,000 to Sarai on October 21, 2008. The agreement provided that the 35,000,000 shares were to be returned to Mr. Sarai if we failed to pay the remaining $25,000 to Mr. Sarai March 1, 2009 (which date was extended to June 30, 2009 under an Amendment to Agreement dated May 19, 2009 between the Company and Mr. Sarai and further extended under a verbal agreement) or if certain transactions by the License Agreement did not occur.  Pursuant to an Amendment dated May 14, 2010, Mr. Sarai returned the 35,000,000 shares to the Company in exchange for the issuance by the Company of a $25,000 promissory note. The principal amount of the note, plus interest which accrues at an annual rate of 11% is due on May 13, 2011.

We issued 10,000,000 shares of common stock to Mr. Parke in February 2010 in consideration for a $300,000 loan conversion. Pursuant to the $300,000 loan agreement the amount was non-interest bearing and payable on the earlier of July 14, 2010 or the closing of a financing in excess of $1,000,000.  On November 28, 2009, the amount became convertible at the option of Mr. Parke at 75% of the closing price of the Company’s common stock on the date of conversion. On February 23, 2010, the loan was converted at a rate of $0.03 per share resulting in a total share issuance of 10,000,000 shares of common stock to Mr. Parke.

As of February 28, 2011, we owed Mr. Parke, our CEO, President and Director, $122, 216 for advances made to us. This amount is unsecured, bears no interest with no specific terms of repayment. We also owe Mr. Parke $87,536 for accrued management fees in accordance with the terms of our management agreement with Mr. Parke.

              On September 22, 2010, the Board authorized the issuance of 10,000 shares of Series A Preferred Stock to Mr. Parke, our CEO, President and Director, in consideration for his invaluable services to the Company. Each share of Series A Preferred Stock has the right to vote as 4,000 shares of Common Stock. The Series A Preferred Stock is redeemable at the option of the Company at any time for $10.00. The Board authorized the issuance of the shares to Mr. Parke on the condition that if Mr. Parke is no longer an officer or consultant to the Company, the Board will redeem the shares.

            On April 26, 2011, the Company issued to Lincoln Parke, a total of 7,000,000 restricted shares of common stock with a fair value of $14,500 pursuant to the services agreement dated April 25, 2011, related to development of the Emission Reduction Device.

           On September 28, 2011, the Board authorized the issuance of 10,000 shares of Series B Preferred Stock to Mr. Parke, our CEO, President and Director, in consideration for his invaluable services to the Company. Each share of Series B Preferred Stock has the right to vote as 4,000 shares of Common Stock. The Series B Preferred Stock is redeemable at the option of the Company at any time for $10.00. The Board authorized the issuance of the shares to Mr. Parke on the condition that if Mr. Parke is no longer an officer or consultant to the Company, the Board will redeem the shares.

Director Independence

          We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.” Notwithstanding, we believe that both Andrew Chen and Xin Wang currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the increase in authorized shares of Common Stock which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the Majority Stockholders.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

GreenChek Technology Inc.

101 California Street, Suite 2450

San Francisco, California 94111

 (315) 710-1277

Annex I

Certificate of Amendment

To

 Articles of Incorporation

4